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Exhibit 8.1

August 18, 2003

Nextel Partners, Inc.
4500 Carillon Point
Kirkland, WA 98033

Re:
S-3 Registration Statement

Ladies and Gentlemen:

We have acted as special tax counsel to Nextel Partners, Inc., a Delaware corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission (the "Commission") of a Registration Statement (the "Registration Statement") on Form S-3 (Registration No. 333-106352) under the Securities Act of 1933, as amended (the "Securities Act"), in which this opinion is included as Exhibit 8.1 and which includes the prospectus of the Company relating to the offering by the selling security holders named therein of the Company's 1 1/2% Convertible Senior Notes due 2008 (the "Notes") and the Company's Class A Common Stock, par value $.001 per share, issuable upon conversion of the Notes. The Notes were issued pursuant to an Indenture dated May 13, 2003 (the "Indenture") between the Company and The Bank of New York, as trustee thereunder (the "Trustee"). Capitalized terms used herein and not defined have the meanings ascribed thereto in the Indenture.

In preparing this opinion letter, we have examined copies of the following documents:

  1.
  The prospectus (the "Prospectus") forming a part of the Registration Statement;

  2.
  The Indenture; and

  3.
  The Securities.

We have assumed the genuineness of all signatures, the authenticity of documents and records submitted to us as originals, the conformity to the originals of all documents and records submitted to us as certified or reproduction copies, the legal capacity of all natural persons executing documents and records, and the completeness and accuracy as of the date of this opinion letter of the information contained in such documents and records.

The law covered by the opinion expressed herein is limited to the federal income tax law of the United States and certain limited aspects of the federal estate tax law of the United States addressed under the caption "Material United States Federal Tax Considerations" in the Prospectus. We express herein no opinion with respect to the laws, regulations or ordinances of any state, county, municipality or other local governmental agency or of any foreign country.

Based upon, and subject to the foregoing, we are of the opinion that the statements set forth in the Prospectus under the caption "Material United States Federal Tax Considerations," which have been prepared or reviewed by us, to the extent they constitute matters of United States law or legal conclusions with respect thereto, are an accurate and fair general discussion of the matters set forth therein.

The opinion in this letter is based on the provisions of the Internal Revenue Code (the "Code"), Treasury Regulations promulgated under the Code, published revenue rulings and revenue procedures of the Internal Revenue Service ("I.R.S."), private letter rulings, existing court decisions, and other authorities available, as of the date of this letter, and the application of those authorities to the facts disclosed in the Prospectus and the Indenture. Future legislative or administrative changes or court decisions, which may or may not be retroactive in application, or any change in facts from those upon which our opinion is based, may significantly modify the opinion set forth in this letter. It should be noted that no ruling has been sought from the I.R.S. with respect to the federal income tax consequences of the issuance or holding of the Notes or the Company's Class A Common Stock issuable upon conversion of the Notes, and this opinion letter is not binding on the I.R.S. or any court.

This opinion letter is delivered as of its date and we do not undertake to advise you or anyone else of any changes in the opinion expressed herein resulting from changes in law, changes in facts or other matters that hereafter might occur or be brought to our attention that did not exist on the date hereof or of which we had no knowledge.

This opinion letter may be relied upon by you only in connection with the transaction described in the initial paragraph of this opinion letter and may not be used or relied upon by you for any other purpose or by any other person for any other purpose whatsoever without, in each instance, our prior written consent.

We acknowledge that we are referred to in the Prospectus under the heading "Legal Matters" and, without admitting that our consent is required under Section 7 of the Securities Act, we consent to that use of our name and to the filing of this opinion letter as Exhibit 8.1 to the Registration Statement.

Very truly yours,

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  Exhibit 8.1